Exhibit 21

Subsidiaries of the Company

Name	Doing Business As	% of Ownership	Place of Incorporation
Administradora Soal S.A. de C.V.		100%	Mexico
Atlas Spring Manufacturing Corp.		100%	California
Block Russian Holdings, Inc.		100%	Delaware
Buffalo Batt & Felt, LLC		100%	Delaware
Changsha Pangeo Cable Industries, Ltd. [1]		60%	China
Chieng Yeng Ent. Co., Ltd.[2]		80%	B.V.I.
China Display Fixture (Kunshan) Co. Ltd.		100%	China
Church Corporate Park Owner’s Association, LLC		62%	Delaware
Collier-Keyworth, LLC		100%	North Carolina
Crest-Foam Corp.	Edison Foam Processing Corp.	100%	New Jersey
	Healthy Sleeper
	L&P Carpet Cushion
	Leggett & Platt Carpet Cushion
	Leggett & Platt Carpet Cushion Division
	S.C.S.
	Sleep Comfort Systems by Leggett & Platt
D.T.A. Comercializaciones, S.A. de C.V.		100%	Mexico
De Todo en Alambre de Aguascalientes, S.A. de C.V.		100%	Mexico
DisplayPlan Limited		100%	United Kingdom
Dresher, Inc.	Harris-Hub Company, Inc.	100%	Delaware
Duro Metal Manufacturing, Inc.		100%	Texas
Fides s.r.l.		100%	Italy
Flex-O-Lators, Incorporated		100%	Missouri
Fo Shan City Nan Hai Chieng Yeng Plastic & Hardware Product Co., Ltd.[2]		80%	China
Fo Shan City Nan Hai Wei Quan Metal Founded Co., Ltd.[2]		80%	China
Foothills Manufacturing Company		100%	North Carolina
Fremont Wire Company		100%	Indiana
Gamber-Johnson, LLC		100%	Wisconsin
Gateway (Textiles) Limited		100%	United Kingdom
Gateway Holdings Limited		100%	United Kingdom
Gateway Iberica S.L.		100%	Spain
Guangdong Zhaoqing L&V Co. Ltd.		100%	China
Hanes CNC Services Co.		100%	North Carolina

Name	Doing Business As	% of Ownership	Place of Incorporation
Hanes Companies - New Jersey, LLC	Hanes	100%	Delaware
	Hanes Companies
	Hanes Converting Company
	Hanes Fabrics Company
	Hanes Trading Company
Hanes Companies Foundation		100%	North Carolina
Hanes Companies, Inc.	Attila Environmental Products	100%	North Carolina
	Geo-Civ Products
	Hanes
	Hanes Companies
	Hanes Companies - New Jersey
	Hanes Converting Company
	Hanes Dye & Finishing Division
	Hanes Dye & Finishing Division, Inc.
	Hanes Fabrics Company
	Hanes Geo Components
	Hanes Industries Division
	Hanes Industries Division, Inc.
	Hanes Industries Engineered Materials
	Hanes Trading Company
	Ikex
	Jarex
	Lone Star Geo Products
	VWR Textiles & Supplies Inc.
	Webtec
	West End Textiles Company
Hong Kong Veilon Limited		100%	Hong Kong
Jiangyan Intes-Leggett & Platt Special Textile Co. Ltd.		50%	China
JP&S Limited		100%	United Kingdom
Kelmax Lopez Manufacturing, S.A. de C.V.		100%	Mexico
Knitmasters, LLC		50%	Delaware
Kovrov Russian Holdings, Inc.		100%	Delaware
L and G Acquisition Company, LLC		100%	Delaware
L and P Mexico, S.A. de C.V.	Land P Mexico, Incorporated	100%	Mexico
L and P Springs South Africa (Pty) Ltd.		100%	S. Africa

Name	Doing Business As	% of Ownership	Place of Incorporation
L&P (Australia) Acquisition Co. No. 1 Pty Ltd		100%	Australia
L&P (Germany) Property Management GmbH & Co. KG		100%	Germany
L&P Acquisition Company - 44		100%	Delaware
L&P Acquisition Company - 58		100%	Delaware
L&P Acquisition Company - 59		100%	Delaware
L&P Acquisition Company - 62		100%	Delaware
L&P Acquisition LLC - 10		100%	Delaware
L&P Acquisition LLC - 14		100%	Delaware
L&P Acquisition LLC - 16		100%	Delaware
L&P Acquisition LLC - 17		100%	Delaware
L&P Acquisition LLC - 18		100%	Delaware
L&P Acquisition LLC - 19		100%	Delaware
L&P Acquisition LLC - 20		100%	Delaware
L&P Acquisition LLC - 21		100%	Delaware
L&P Automotive (Korea) Co., Ltd.		100%	South Korea
L&P Automotive Europe GmbH		100%	Germany
L&P Automotive Europe Headquarters GmbH		100%	Germany
L&P Automotive Japan Ltd.		100%	Japan
L&P Denmark ApS		100%	Denmark
L&P Electric, Inc.	Leggett & Platt Electric, Inc.	100%	Delaware
L&P Europe SCS		100%	Luxembourg
L&P Fahrzeug - Und Matratzenkomponenten Geschaftsfuhrung GmbH		100%	Germany
L&P Fahrzeug - Und Matratzenkomponenten GmbH & Co. KG		100%	Germany
L&P Financial Services Co.	Hi Life Products	100%	Delaware
	L&P Carpet Cushion
	Leggett & Platt Carpet Cushion
	Unique Foam
L&P Holdings LLC		100%	Delaware
L&P Hungary Ltd.		100%	Hungary
L&P International Holdings Company		100%	Delaware

Name	Doing Business As	% of Ownership	Place of Incorporation
L&P Materials Manufacturing, Inc.	Adcom Wire Company	100%	Delaware
	American NonSlip Products
	Consumer Products Group
	L&P Asia Marketing
	Leggett & Platt Consumer Products Group
	Mary Ann Industries
	Rug Hold
L&P Netherlands Holdings B.V.		100%	Netherlands
L&P Property Foremost Industrial Park LLC		100%	Michigan
L&P Property Management Company	Consumer Products Group	100%	Delaware
	IDEA Center
	L&P PMC, Inc.
	Leggett & Platt Consumer Products Group
	Leggett & Platt, West Coast Furniture Division
L&P Somappa Comfort Systems (India) Private Limited		95.73%	India
L&P Springs (Kovrov) LLC		100%	Russia
L&P Springs Denmark A/S		100%	Denmark
L&P Springs Italia S.r.l		100%	Italy
L&P Supply Chain Management, LLC		100%	Delaware
L&P Swiss Holding AG		100%	Switzerland
L&P tehnologije d.o.o.		100%	Croatia
L&P Transportation LLC	Consumer Products Group	100%	Delaware
L&P/Chieng Yeng Management Co. Limited[2]		100%	Hong Kong
Landmark Earth Solutions, Inc.		100%	Nevada
Leaving Taos, Inc.	Leggett Southwest Carpet Cushion	100%	Delaware
Leggett & Platt (Australia) Pty Ltd		100%	Australia
Leggett & Platt (Barbados) Ltd.		100%	Barbados
Leggett & Platt (Guangzhou) Co. Ltd.		100%	China
Leggett & Platt (Jiaxing) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Co. Ltd.		100%	China
Leggett & Platt (Shanghai) Consulting Co. Ltd		100%	China
Leggett & Platt (Shanghai) International Fiber Packaging Co., Ltd.		100%	China
Leggett & Platt (Shanghai) Machinery Technology Co. Ltd		100%	China

Name	Doing Business As	% of Ownership	Place of Incorporation
Leggett & Platt (Taizhou) Co. Ltd.		100%	China
Leggett & Platt Administradora, S.A. de C.V.		100%	Mexico
Leggett & Platt Asia (HT) Limited		100%	Hong Kong
Leggett & Platt Asia Fixtures Limited		100%	Mauritius
Leggett & Platt Asia Holdings (Switzerland) GmbH		100%	Switzerland
Leggett & Platt Asia Limited		100%	Hong Kong
Leggett & Platt Automotive Group - New Jersey, LLC		100%	Delaware
Leggett & Platt Automotive Group de Mexico, S.A. de C.V.		100%	Mexico
Leggett & Platt Canada Co.	Canadian Furniture	100%	Canada
	Conestogo Plastics
	Crown North America
	Crown-VMS
	Design Fabricators
	Design Fabricators/Fabricants de Design
	Excell Store Fixtures
	FBG Canada
	Globe Spring
	Globe Spring & Cushion Company
	Gor-don Metal Products
	H. Adler Textiles
	Hanes Geo Components
	Hanes Geo Components/Geocomposites Hanes
	L&P Plastics
	Leggettwood
	Leggettwood, Roberval
	Leggettwood, St-Germain
	Leggettwood, St-Nicholas
	Lenrod Industries
	Lenrod Industries, a Division of Leggett & Platt Canada Co.
	Les Industries Lenrod
	Les Industries Lenrod, une Division de Societe
	Leggett & Platt Canada
	Les Textiles H. Adler
	Masterack/Crown
	No-Sag Spring Company
	Northfield Metal Products
	Paris Spring
	Plastiques L et P
	Rothtex
	Slot All
	Slotex
	Spruceland Forest Products

Name	Doing Business As	% of Ownership	Place of Incorporation
	Vehicle Management Systems
	VMS
	Weber Plastics Co.
	Westex
	Westex International
	Wiz Wire and Spring
Leggett & Platt Changsha Conduit Industries Ltd.[1]		60%	China
Leggett & Platt Commercial Vehicle Products Holdings, Inc.		100%	Ohio
Leggett & Platt Commercial Vehicle Products, Inc.		100%	Delaware
Leggett & Platt Components (Australia) Pty Ltd		100%	Australia
Leggett & Platt Components Company, Inc.	Ark-Ell Springs	100%	Delaware
	Cameo Fibers
	Cumulus Fibres
	Everwood Products
	L&P Carpet Cushion
	L&P Carpet Cushion Division
	Leggett & Platt Carpet Cushion
	Matrex
	Matrex Furniture Components
	Petco Sackner
	SEMCO
	SEMCO, a Leggett & Platt Company
	Sterling & Adams Bentwood
Leggett & Platt Components Europe Limited	Wellhouse	100%	United Kingdom
	Wellhouse Wire Products
Leggett & Platt de Chihuahua, S.A. de C.V.		100%	Mexico
Leggett & Platt de Mexico, S.A. de C.V.	Leggett & Platt de Mexico, Incorporated	100%	Mexico
Leggett & Platt del Uruguay S.A.		100%	Uruguay
Leggett & Platt do Brasil Ltda.		100%	Brazil
Leggett & Platt Eastern Europe LLC		100%	Russia
Leggett & Platt Europe Finance SCS		100%	Luxembourg
Leggett & Platt France		100%	France
Leggett & Platt Industry (Huizhou) Co Ltd		100%	China
Leggett & Platt International Service Corporation		100%	Delaware
Leggett & Platt International Trade (Shanghai) Co., Ltd.		100%	China

Name	Doing Business As	% of Ownership	Place of Incorporation
Leggett & Platt Luxembourg Finance Company Sarl		100%	Luxembourg
Leggett & Platt Luxembourg Holdings S.a.r.l.		100%	Luxembourg
Leggett & Platt Luxembourg Sarl		100%	Luxembourg
Leggett & Platt Middle East, Incorporated		100%	Delaware
Leggett & Platt Office Components, LLC		100%	Delaware
Leggett & Platt Office Components International S.r.l.		100%	Italy
Leggett & Platt Residencial, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Comerciales, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios de Manufactura, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Ejecutivos, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios Productivos, S.A. de C.V.		100%	Mexico
Leggett & Platt Servicios, S.A. de C.V.		100%	Mexico
Leggett & Platt Tax Partnership		100%	Missouri
Leggett & Platt Texas Properties, LLC		100%	Texas
Leggett & Platt UK Limited		100%	United Kingdom
Legplat, S. de R.L. de C.V.		100%	Mexico
Malvern Property Holdings, LLC		100%	Delaware
Masterack Latinoamerica, S.A. de C.V.		100%	Mexico
Metal Bed Rail Company, Inc.		100%	North Carolina
Metrock Steel & Wire Company, Inc.		100%	Alabama
Middletown Manufacturing Company		100%	Kentucky
MPI (A Leggett & Platt Company), Inc.		100%	Texas
MPI, Inc.		100%	Mississippi
MZM Wire S.A. de C.V.		100%	Mexico
MZM, S.A. de C.V.		100%	Mexico
Nahtec L&P GmbH		100%	Germany
National Fibers Company		100%	Tennessee
Nestaway, LLC		100%	Delaware
Pangeo Cable Industries, Ltd.[1]		60%	Canada
Pullmaflex Benelux N.V.		100%	Belgium
Pullmaflex International B.V.		100%	Netherlands
Pullmaflex International Limited		100%	United Kingdom
Pullmaflex Southern Africa (Proprietary) Limited		49%	South Africa

Name	Doing Business As	% of Ownership	Place of Incorporation
Pullmaflex Technical Services Limited		100%	United Kingdom
Pullmaflex UK Limited		100%	United Kingdom
Schukra Berndorf Ges.m.b.H.		100%	Austria
SCHUKRA Holdings GmbH		100%	Austria
Schukra of North America Ltd.		100%	Canada
SCHUKRA-Geratebau AG		100%	Austria
SCI Parent, Inc.		100%	Delaware
Solon Specialty Wire Co.		100%	Delaware
Southwest Carpet Pad, Inc.		100%	California
Sponge-Cushion, Inc.		100%	Illinois
Spuhl AG		100%	Switzerland
Sterling Steel Company, LLC		100%	Delaware
Storage Products Group, LLC		100%	Delaware
Suncoast Lots 579, LLC		100%	Florida
Wuxi Leggett & Platt-Huaguang Automobile Parts Co. Ltd.		70%	China
Wyn Products Pty Ltd		100%	Australia

[1]

Changsha Pangeo Cable Industries Ltd. and Leggett & Platt Changsha Conduit Industries Ltd. are wholly-owned subsidiaries of Pangeo Cable Industries Ltd., in which Leggett’s indirectly wholly-owned subsidiary, Leggett & Platt Canada Co., holds a 60% interest.

[2]

Fo Shan City Nan Hai Chieng Yeng Plastic & Hardward Product Co., Ltd. and Fo Shan City Nan Hai Wei Quan Metal Founded Co., Ltd. are wholly-owned subsidiaries of Chieng Yeng Ent. Co., Ltd., in which Leggett’s indirectly wholly-owned subsidiary, L&P/Chieng Yeng Management Co. Limited, holds an 80% interest.